CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2018, relating to the financial statements and financial highlights of Diamond Hill Global Fund, L.P., for the year ended December 31, 2017, and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Milwaukee, Wisconsin
February 27, 2018

C O H E N & C O M P A N Y , L T D .
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board